UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K

_____________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 18, 2022

GREENBACKER RENEWABLE ENERGY CO LLC

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-55610 (Commission File Number)	80-0872648 (IRS Employer Identification No.)

230 Park Avenue, Suite 1560

New York, NY 10169

Tel (646) 237-7884

(Address, including zip code and telephone number, including area code, of registrants Principal Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Securities registered pursuant to Section 12(b) of the Act: None

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

In 2021, Richard C. Butt, Chief Financial Officer, Secretary and Treasurer of Greenbacker Renewable Energy Company LLC (the “Company”), notified the Company of his intent to retire during the 2022 fiscal year. Mr. Butt has since been working to transfer his roles and responsibilities as Chief Financial Officer, Secretary and Treasurer to other individuals within the Company in order to ensure an orderly transition after his retirement.

On July 18, 2022, Mr. Butt notified the Company that he will resign from his role as Chief Financial Officer, Secretary and Treasurer of Company, effective July 31, 2022. The Company has accepted Mr. Butt’s resignation with its thanks for his many years of service. Mr. Butt’s resignation is not the result of any disagreement with the Company.

On July 18, 2022, the Board of Directors (the “Board”) of the Company appointed Spencer Mash as Chief Financial Officer, Secretary and Treasurer of the Company, effective August 1, 2022.

Mr. Mash has most recently served as Executive Vice President of Greenbacker Capital Management LLC (“GCM”), a subsidiary of Company, and at GCM’s previous parent, Greenbacker Group LLC (“Greenbacker Group”), since February 2011, where he was responsible for structured finance for Greenbacker Group, including the sourcing, structuring and management of corporate credit facilities, tax equity financing and back leverage financing of Greenbacker Group’s assets, interest rate risk management, treasury. He was a co-head of the Greenbacker Group investment team, a founding member of the GCM executive team and a member of the GCM senior executive team. Prior to joining GCM, from 2010 to 2011, Mr. Mash was employed as an Associate by TM Capital Corp., a boutique investment bank, where he focused on sell side mergers and acquisitions assignments and bankruptcy restructurings. From 2008 to 2009, Mr. Mash was an investment analyst at Gandhara Capital LTD, a long/short hedge fund investing in global large cap public equity, where he evaluated potential investment opportunities across Europe, Asia and North America. From 2005 to 2008, Mr. Mash was employed by Deerfield Capital Management, most recently as a Vice President in its Leveraged Finance Group. Mr. Mash’s duties included performing in-depth due diligence and financial analyses, negotiating loan documentation and monitoring for over 20 investments in private middle market first lien, second lien, mezzanine and one-stop senior secured debt investments. From 2003 to 2005, Mr. Mash was an analyst at Bank of America Merrill Lynch, where he analyzed, structured and marketed financial sponsor and mergers and acquisitions-related leveraged loans and high yield securities. Mr. Mash graduated magna cum laude from The University of Pennsylvania’s Wharton School of Business with a Bachelor of Science in Economics with a concentration in Finance and Marketing.

No family relationships exist between Mr. Mash and any of the Company’s directors or other executive officers. There are no arrangements between Mr. Mash and any other person pursuant to which Mr. Mash was selected as an officer, nor are there any transactions to which the Company is or was a participant and in which Mr. Mash has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

On July 18, 2022, the Board appointed Michael Landenberger as Chief Accounting Officer of the Company, effective August 1, 2022. Mr. Landenberger will also serve as the Company’s principal financial officer with primary responsibility for the Company’s financial reporting, oversight of internal controls, and for purposes of the required certifications under Section 302 and Section 906 of  Sarbanes-Oxley Act of 2002.

Mr. Landenberger has served as Controller of Greenbacker Administration LLC (“Greenbacker Administration”), a subsidiary of the Company, since November 2019, as Executive Vice President since January 2021, and Chief Accounting Officer since January 2022, where he is responsible for all areas of accounting, tax, internal and external financial reporting, including filings with the SEC and related internal controls. Mr. Landenberger has extensive experience with U.S. GAAP, SEC regulations and SOX compliance including technical accounting matters, implementing new accounting standards, managing complex transactions, and internal and external audits. Prior to joining Greenbacker Administration in November 2019, Mr. Landenberger served as Financial Controller then Chief Accounting Officer of Five Star Senior Living Inc. (now AlerisLife Inc.) (NASDAQ: ALR) between 2014 to 2019, one of the largest senior living providers in the U.S., where he led the restructuring of the financial accounting, operational accounting, and financial reporting departments, including recruitment of sophisticated personnel, restructuring teams and processes to remediate prior control deficiencies. Mr. Landenberger also served as a member of Five Star Senior Living Inc.’s Executive Steering Committee and as departmental leader for several systems implementations, business transactions and restructuring. Between 2013 and 2014, Mr. Landenberger was a Manager at PricewaterhouseCoopers, LLP, working in its financial due diligence practice, where he assisted clients in both buy and sell-side financial diligence and analysis. Between 2004 and 2012, Mr. Landenberger was at RSM US LLP in its assurance practice, most recently as a Senior Manager, where he lead audit engagements and was the primary client service coordinator for private and publicly traded companies.  Michael received his Bachelor of Arts in Accounting and Information Systems from the University of Massachusetts Amherst, and is a Certified Public Accountant certified in the state of Massachusetts.

No family relationships exist between Mr. Landenberger and any of the Company’s directors or other executive officers. There are no arrangements between Mr. Landenberger and any other person pursuant to which Mr. Mash was selected as an officer, nor are there any transactions to which the Company is or was a participant and in which Mr. Landenberger has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

At this time, any compensation arrangements in connection with these appointments have not been determined. The Company will file an amendment to this Current Report on Form 8-K disclosing any compensation adjustments made in connection with these appointments if and when they have been determined.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2022	Greenbacker Renewable Energy Company LLC

	By:	/s/ Charles Wheeler
	Name:	Charles Wheeler
	Title:	Chief Executive Officer, President and Director